AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), made as of December 19, 1996, is by and between INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation with an office at One Insignia Financial Plaza, Post Office Box 1089, Greenville, South Carolina 29602 (the "Company"), and JOHN F. JACQUES, an individual with an office at 102 Woodmont Boulevard, Nashville, Tennessee (the "Employee").

                                   Background

     The Company desires to amend and restate the Employee's current Employment Agreement, dated September 1, 1993, as amended, and the Employee is willing to serve in the employ of the Company upon the amended and restated terms and conditions provided in this Agreement.

                             Statement of Agreement

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts such employment, in each case upon the terms and conditions set forth herein, for a period commencing on the date of this Agreement and ending on December 31, 2000, subject to earlier termination as set forth herein (such period, as it may be so terminated, being referred to herein as the "Employment Period").

     SECTION 2. Duties and Services.

     (a) Offices. In the performance of his duties hereunder, the Employee shall report to and shall be responsible to only the Chief Executive Officer, or his designee, and the Board of Directors of the Company. The Employee agrees to his employment as described in this Section 2 and, except as otherwise set forth in
Section 2(d) below, agrees to devote substantially all of his time and efforts to the performance of his duties hereunder and to Metropolitan Asset Enhancement, L.P. and its subsidiaries. The Employee shall be available to travel as the needs of the business of the Company and the duties of the Employee require.

     (b) Location of Office. Except as otherwise set forth in Section 2(d) below, during the Employment Period, the Employee's office shall be located in the office of the Company in Nashville, Tennessee, and the Company will provide the Employee with a secretary reasonably acceptable to him.

     (c) Primary Responsibilities. From the date of this Agreement through December 31, 1996 (the "Transition Date"), the Employee shall have such responsibilities as are assigned to him by either the Board of Directors of the Company or the Chief Executive Officer of the Company,


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in each case  subject  to the  approval  of the Chief  Executive  Officer of the
Company or the Board of Directors of the Company. The Employee will be an executive officer of the Company and will carry the title of "Executive Managing Director" through the Transition Date.

     (d) Responsibilities After Transition Date. On the Transition Date, the employee will resign as "Executive Managing Director" of the Company and will thereafter be considered a non- executive employee of the Company through the end of the Employment Period. The Employee acknowledges and agrees that effective as of the Transition Date, the Employee's Indemnification Agreement with the Company shall terminate, in accordance with its terms. Following the Transition Date, the employee will devote that amount of his time and effort reasonably necessary to transition his pre-Transition Date responsibilities and perform such other duties reasonably assigned to him in good faith by either the Board of Directors or the Chief Executive Officer of the Company and consistent with his other activities as set forth in Section 6 hereof. In addition, effective as of the Transition Date, the Company shall no longer be obligated to provide the Employee with an office or a secretary.

     (d) Board Membership; Current Titles. On the date of this Agreement, the Employee will resign from the Company's Board of Directors, from the Board of Directors of any of the Company's affiliates on which the Employee serves as director, from the Office of the Chairman of the Company and as the Chairman, Chief Executive Officer, and President of Compleat Resource Group, Inc.

     (f) Office Space. Employee acknowledges and agrees that, effective as of the Transition Date, the Company shall no longer be obligated to provide the Employee with an office or a secretary. Following the Transition Date, to the extent the Company has unused office space available in its Nashville, Tennessee office, the Company agrees to make certain office space designated by the Company, in its sole and absolute discretion, available to the Employee without any rental cost to the Employee; provided, however, the Company may, for any reasonable reason and upon thirty (30) days prior written notice to the Employee, terminate the Employee's right to use such office space and, thereafter, the Employee shall be responsible for securing any office space required by the Employee and paying the costs and expenses associated therewith.

     SECTION 3. Compensation. As full compensation for his services hereunder, the Company shall pay, grant, issue, or give, as the case may be, to the Employee the following:

     (a) Base Salary. A base salary at the rate of $242,000 per year per annum (the "Initial Base Salary"), which Initial Base Salary shall be paid to the Employee in accordance with the customary payroll policy of the Company as in effect from time to time. Such Initial Base Salary shall be paid to the Employee through June 30, 1998 ("Initial Base Salary Period"). On July 1, 1998, the Employee's Initial Base Salary will be reduced to $70,000 per annum ("New Base Salary") for the remainder of the Employment Period, and such New Base Salary will be paid to the Employee in accordance with the customary payroll policy of the Company as in effect from time to time. The Company reserves the right, in its sole and absolute discretion, to pay any or all of the Initial Base Salary and New Base Salary due through the end of the Employment Period at any time in advance. On the date the 1996 Bonus (as defined in Section 3(c) below), if any, is paid to Employee, the amount of such 1996 Bonus minus twenty-five thousand ($25,000) dollars multiplied by 120% will be subtracted from the total aggregate amount of the remaining Initial Base Salary and remaining New Base Salary due to Employee during the remaining term of this Agreement (the result of such calculation is hereinafter defined as "Total Adjusted Base Salary"). The Total Adjusted Base Salary will then be paid to the Employee on a pro rata basis over the remaining term of the Employment Period in accordance with the customary payroll policy of the Company as in effect from time to time.

     (b) Special Compensation. Annual special compensation of $34,694 ("Special Compensation") for seven (7) years ("Special Compensation Period"), payable on March 15 of each of such years commencing on March 15, 1997, of which up to $23,939 may be paid in the form of forgiveness of debt on certain loan obligations of the Employee to the Company. The Company and the Employee understand and agree that, notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 3(b) relating to such Special
Compensation shall survive any termination of this Agreement for any reason whatsoever.

     (c) Annual Bonus. An annual discretionary bonus for fiscal year 1996 up to an amount not to exceed $325,000 (the "1996 Bonus"), the amount of which shall be determined by the Board of Directors of the Company, acting at its sole and absolute discretion, and such 1996 Bonus, if any, shall be paid to the Employee prior to the expiration of ninety (90) days after the end of the 1996 fiscal year. The Employee may be eligible for a bonus in any other fiscal year during the Employment period at the sole discretion of the Board of Directors and/or Chief Executive Officer.

     (d) Fringe Benefit Program. In addition to the other benefits provided to the Employee hereunder, and to the extent permitted by law, participation in any fringe benefit program introduced generally to employees of the Company, including, without limitation, pension, profit sharing, stock purchase, savings, bonus, disability, life insurance, health insurance, hospitalization, dental, deferred compensation, and other plans and policies authorized on the date hereof or in the future.

     (e) Vacations. Paid vacations and leaves of absence in accordance with the then regular procedures of the Company governing executives, which policy currently provides four weeks of paid vacation per year on a non-cumulative basis.

     (f) Certain Vesting. In the event of a Death Termination Event, Disability Termination Event, or upon the occurrence of a Change in Control or Stock Change in Control (as defined in Andrew L. Farkas' Employment Agreement, dated as of September 1, 1993, as amended), all options and warrants then held by and granted to the Employee will immediately vest and be exercisable by the Employee; provided, however, that in the event of a Death Termination Event or Disability Termination Event, any options shall only remain exercisable for a period of one (1) year following such termination event (but not later than the scheduled expiration date of such options). In the event of a Termination Without Cause, all options and warrants granted to the Employee up to the time of such Termination Without Cause shall vest, but shall only remain exercisable for a period of ninety (90) days following such termination event (but, in no event, later than the scheduled expiration date of such options).

     (d) Expense Reimbursement. From the date of this Agreement, up to and including the Transition Date, reimbursement of the Employee for all out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of appropriate documentation therefore, in accordance with the then regular policies and procedures of the Company. Following the Transition Date, the Employee will be reimbursed only for out-of-pocket expenses that are pre-approved by an appropriate executive officer of the Company.

     SECTION 4. Non-Competition; Non-Solicitation; and Confidentiality.

          (a) Non-Competition. In view of the unique and valuable services it is expected the Employee will render to the Company, the Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers, and similar knowledge regarding the Company it is expected the Employee will obtain, the Employee agrees that during the Employment Period and for a period of one (1) year thereafter, he will not compete with, or be engaged in the same business as, the Company with respect to any product or service sold, or activity engaged in, by the Company in any geographical area which, at the Transition Date, such product or service is sold, or activity is engaged in, by the Company; provided, however, that the provisions of this
     Section 4 shall not be interpreted to preclude the Employee, at any time and from time to time, from (a) Participating in any other person or organization if approved by a majority of the independent Directors of the Company; or (b) to the extent otherwise prohibited hereby, owning not more than five percent (5%) of the outstanding capital stock of any publicly-traded person; or (c) owning interests in certain persons, which interests are owned by the Employee on the date hereof. The terms "Participate In" and "Participating In" shall mean: "directly or indirectly, for his own benefit, or for, with, or through any other person, own or owning, manage or managing, operate or operating, control or controlling, loaning money to or lending money to, or participate in or participating in, as the case may be, the ownership, management, operation, or control of, or be connected or being connected, as the case may be, as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise, with or acquiesce or acquiescing, as the case may be, in the use of his name in.

          (b) Non-Solicitation. Except as approved in writing by a senior executive officer of the Company, the Employee will not directly or indirectly employ any person who, at any time up to the cessation of the Employment Period, was an employee of the Company, within a period of one
     (1) year after such person voluntarily leaves the employ of the Company.

          (c) Confidentiality. All confidential information which the Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the Employment Period, or otherwise relating to the business of the Company, or any of its subsidiaries or affiliates, or of any customer or supplier of any of them, shall not be published, disclosed, or made accessible by him to any other person, either during or after the termination of his employment, or used by him, except during the Employment Period, in the business and for the benefit of the Company and its subsidiaries and affiliates. The Employee shall return all tangible evidence of such confidential information to the Company prior to, or at the termination of, his employment hereunder.

          (d) Remedies. Since a breach of the provisions of this Section 4 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available, to seek an injunction restraining such breach. The Employee agrees that the provisions of this Section 4 are necessary and reasonable to protect the Company in the conduct of its business.

          (e) Severability. If any restriction contained in this Section 4 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

     SECTION 5. Termination.

          (a) Definitions.

               (i) Death Termination Event. As used herein, "Death Termination Event" shall mean the death of the Employee.

               (ii) Disability Termination Event. As used herein, "Disability Termination" shall mean a circumstance where the Employee is physically or mentally incapacitated or disabled, or otherwise unable to fully discharge his duties hereunder for a period of 185 consecutive days.

               (iii) Estate. As used herein, "Estate" shall mean (A) in the event that the last will and testament of the Employee has not been probated at the time of determination, the estate of the Employee; and
          (B) in the event that the last will and testament of the Employee has been probated at the time of determination, the legatees of the Executor who are entitled under such will to the assets or payments at issue.

               (iv) Termination for Cause. As used herein, "Termination for Cause" shall mean the termination by the Company of the Employee's employment hereunder, upon a good faith determination by majority vote of the independent members of the Board of Directors of the Company, that termination of this Agreement is necessary by reason of (A) the conviction of the Employee of a felony under state or federal law, unless in any such case the Employee performed such act in good faith, and in a manner the Employee reasonably believed to be in, or not opposed to, the best interests of the Company; (B) the continued material breach by the Employee of any of the material provisions of this Agreement for a period of ten (10) days after written notice of such breach is delivered to the Employee by the Company; (C) failure by the Employee to comply with any material written directive of the Board of Directors of the Company, the compliance by the Employee with which would not violate applicable law, for a period of ten (10) days after written notice of such failure is delivered to the Employee by the Company; (D) the taking by the

          Employee of any such action, on behalf of the company, without the possession by the Employee of the appropriate authority to take such action; (E) a violation of the confidentiality provisions of Section 4 by the Employee; (F) the taking by the Employee of actions in conflict of interest with the Company, given the Employee's position with the Company and its subsidiaries and affiliates, for a period of ten (10) days after written notice of such breach is delivered to the Employee by the Company; (G) the usurpation of a corporate opportunity of the Company by the Employee; or (H) the violation by the Employee of any of the policies of the Company for a period of ten (10) days after written notice of such violation is delivered to the Employee by the Company.

               (v) Termination Without Cause. As used herein, "Termination Without Cause" shall mean any termination of the Employee's employment hereunder that is not a Termination for Cause, a Death Termination Event, or a Disability Termination Event.

          (b) Death Termination Event. Upon the occurrence of a Death Termination Event, this Agreement shall terminate automatically upon the date that such Death Termination Event occurred (subject to the last sentence of this Section 5), whereupon the Company shall continue to pay the Special Compensation to the Estate for a period equal to the remaining term of the Special Compensation Period, the Initial Base Salary as adjusted by Section 3(a) of the Agreement to the Estate for a period equal to the remaining term of the Initial Base Salary Period, and the New Base Salary Period as adjusted by Section 3(a) of the Agreement to the Employee for the remaining term of the Employment Period.

          (c) Disability Termination Event. Upon the occurrence of a Disability Termination Event, this Agreement shall terminate automatically upon the date that such Disability Termination Event occurred (subject to the last sentence of this Section 5), whereupon the Company shall continue to pay the Special Compensation to the Employee for a period equal to the remaining term of the Special Compensation Period, the Initial Base Salary as adjusted by Section 3(a) of the Agreement to the Employee for a period equal to the remaining term of the Initial Base Salary Period, and the New Base Salary as adjusted by Section 3(a) of the Agreement to the Employee for the remaining term of the Employment Period.

          (d) Termination For Cause. Upon the occurrence of a Termination for Cause, this Agreement shall terminate upon the date that such Termination for Cause occurred (subject to the last sentence of this Section 5), whereupon the Company shall continue to pay the Special Compensation to the Employee for a period equal to the remaining term of the Special Compensation Period, the Initial Base Salary as adjusted by Section 3(a) of the Agreement to the Employee for a period equal to the remaining term of the Initial Base Salary Period, and the New Base Salary as adjusted by
     Section 3(a) of the Agreement to the Employee for the remaining term of the Employment Period.

          (e) Termination Without Cause. Upon the occurrence of a Termination Without Cause, this Agreement shall terminate upon the date that such Termination Without Cause occurred (subject to the last sentence of this Section 5), whereupon the Company shall continue to pay the Special
     Compensation to the Employee for a period equal to the remaining term of the Special Compensation Period, the Initial Base Salary as adjusted by
     Section 3(a) of the

     Agreement to the Employee for a period equal to the remaining term of the Initial Base Salary Period, and the New Base Salary as adjusted by Section 3(a) of the Agreement to the Employee for the remaining term of the Employment Period.

     Notwithstanding anything in this Agreement to the contrary Sections 3(a), 3(b), 3(f), 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20,
     21, 22 and 23 of this Agreement shall survive any termination of this Agreement, or of the Employee's employment hereunder, until the expiration of the statute of limitations applicable hereto.

          SECTION 6. Consulting Agreement. Following the Date of this Agreement, provided that the Employee is not otherwise in breach of any of the terms of this Agreement, the Employee shall be permitted, at his own cost and expense, to form one or more entities or acquire an interest in one or more entities (that will not be affiliated with the Company) to provide, among other things, certain consulting real estate related services (the "Consulting Company") exclusively for the Company and its affiliates, and to design, administer, service and sell financial and/or insurance products to qualified and non-qualified retirement plans, deferred compensation and incentive arrangements, and executive compensation programs, provide consulting services to medical practices and other professional organizations, provide consulting services with respect to mergers, acquisitions, dispositions, reorganizations, and/or recapitalizations of companies not in direct competition with the Company's activities, as of the Transition Date. The Employee will not necessarily be directly involved in any of the above services offered by such entities. Until the Transition Date, the Employee will not actively participate in the Consulting Company or other entities. The Employee agrees and acknowledges that (i) the time the Employee devotes to the Consulting Company or other entities will not unreasonably interfere with his post-Transition Date responsibilities to the Company under this Agreement; (ii) the Consulting Company and other entities will be bound by the terms of Section 4 of this Agreement; and
     (iii) prior to the termination of Employee's employment by the Company hereunder, without the written consent of the Company by the Chief Executive Officer or the Board of Directors, the Consulting Company and the other entities will undertake, in good faith, not to represent, in any capacity, directly or indirectly, any person or entity that then competes with any line of business engaged in by the Company or any of its affiliates as of the Transition Date, and will cease any inadvertent representation within thirty (30) days of being notified, in writing, by the Company of such competition. Following the Transition Date and provided that the Employee is not otherwise in breach of any of the terms of this Agreement, the Company agrees to negotiate a mutually acceptable consulting agreement with the Consulting Company; provided, however, the failure of the Company to enter into a consulting agreement with the Consulting Company will not be a breach of this Agreement.

     SECTION 7. Reaffirmation of Delegation and Indemnification Agreements. The Employee acknowledges that he executed certain Delegation and Indemnification Agreements in favor of the Company and its affiliates in connection with the Company's Jacques Miller acquisition. The Employee hereby reaffirms all of the terms and conditions of each such Delegation and Indemnification Agreement and agrees and acknowledges that such agreements are in full force and effect.

     SECTION 8. MAE Power of Attorney, Covenant Not to Sue, and Release. The Employee acknowledges that the Company assigned to him a one-half of one percent limited partnership interest (the "Interest") in Metropolitan Asset Enhancement, L.P., a Delaware limited partnership (the "Partnership") as of September 1, 1993 and that MAE Parent, Incorporated, a Delaware corporation, is the general partner of the Partnership (the "General Partner").

          (a) Power of Attorney.  The  Employee  hereby  reaffirms  the Power of
     Attorney granted to the General Partner of the Partnership set forth in that certain letter dated September 1, 1993 from the Employee to the Partnership and the General Partner (the "Letter").

          (b) Covenant Not to Sue. The Employee hereby reaffirms the covenant not to sue set forth in the Letter.

          (c) MAE Release. As a material inducement to the Company to enter into this Agreement, the Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Partnership and the General Partner and any past, current or future affiliates thereof, and any of their respective past, current or future officers, partners, stockholders, employees, agents, representatives, accountants and counsel from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses resulting from any contracts, expressed or implied, or any tort arising directly, or indirectly, out of any other matter.

     SECTION 9. Covenant Not to Sue. The Employee agrees, for himself, his heirs, his personal representatives, his successors, and his assigns, to never sue and never assist any other person in suing or litigating against the Company, any of the past, current or future affiliates thereof, or any of their respective past, current, or future officers, directors, partners, stockholders, employees, agents, representatives, accountants, and counsel for any claim, cause of action, or liability that directly, or indirectly, arises out of any matter, except any claim solely related to this Agreement. The Employee understands and agrees that such waiver and such covenant not to sue have been made knowingly and with the benefit of the advice of counsel. The Employee hereby consents to the jurisdiction convenue of the United States Federal District Court located in Greenville, South Carolina for any lawsuit directly, or indirectly, arising out of, relating to, or resulting from this Agreement or subsequent contracts or agreements that may be executed by the parties or their respective affiliates.

     SECTION 10. Withholding. The Company shall be entitled to withhold from amounts payable to the Employee hereunder such amounts as may be required by applicable law to be so withheld.

     SECTION 11. Complete Release. As a material inducement to the Company to enter into this Agreement, the Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company, its parent, divisions, subsidiaries, affiliates and controlling persons (if any), their respective stockholders, partners, agents, directors, officers, employees, representatives, attorneys, personal representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses of any contracts, express or implied, or any tort, or any legal restrictions on the Company's right to terminate employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (a) Title VII of the Civil Rights Act of 1964, (race, color, religion, sex, disability, and national origin discrimination); (b) 42 U.S.C. Section 1981 (discrimination); (c) 29 U.S.C. Section 621-624 (the Age Discrimination in Employment Act); (d) 29 U.S.C.
Section 206(d)(1) (equal pay); (e) Executive Order 11246 (race, color, religion, sex and national origin discrimination); (f) Executive Order 11141 (age discrimination); (g) Section 503 of the Rehabilitation Act of 1973 (handicap discrimination); (h) intentional or negligent infliction of emotional distress or "outrage"; (i) defamation; (j) interference with employment; (k) wrongful discharge; and (l) invasion of privacy ("Claim" or "Claims"), which Employee now has, owns or holds, or which Employee at any time heretofore had, owned, or held against each or any of the Releasees at any time. The Employee agrees to reaffirm this release at the end of the Employment Period.

     SECTION 12. Modification. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes the Employment Agreement, dated September 1, 1993, as amended by Amendment No. 1, dated April 1, 1995, and Amendment No. 2, dated February 20, 1996, and any other compensation-related agreements or arrangements, and may be modified only by a written instrument duly executed by each party.

     SECTION 13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given, at the address of such party set forth in the preamble to this Agreement (or to such other address as such party shall have furnished, in writing, in accordance with the provisions of this Section 13). Notice to the Estate shall be sufficient if addressed to the Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof.

     SECTION 14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any other breach of such provision, or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term, or any other term of this Agreement. Any waiver must be in writing.

     SECTION 15. Binding Effect. The Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of the Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Employee, his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors.

     SECTION 16. Third Party Beneficiaries. Except as otherwise set forth in this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     SECTION 17. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to the conflict of law provisions thereof.

     SECTION 20. Severability. If any provision of this Agreement is held to be invalid or unenforceable, then to the extent such invalidity or unenforceability shall not deprive either party of any material benefit intended to be provided by this Agreement. All of the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     SECTION 21. Neutral Construction. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party, or its counsel, participated in the drafting thereof, or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     SECTION 22. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the termination of this Agreement.

     SECTION 23. Key Man Life Insurance. In the event that the Company determines it will not maintain an existing Key Man Life Insurance Policy, the Company shall notify the Employee of such fact and shall provide the Employee with the opportunity to assume the maintenance of the Key Man Life Insurance Policy to the extent that such policy can be so assumed.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                          INSIGNIA FINANCIAL GROUP, INC.



                          By: /s/ Andrew L. Farkas
                          ------------------------
                          Name:  Andrew L. Farkas
                          Title:  Chairman, President, and
                          Chief Executive Officer

                          /s/ John F. Jacques
                          -------------------
                          JOHN F. JACQUES